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                                                                    EXHIBIT 10.6

                                   CONVERTIBLE
                                 PROMISSORY NOTE
$[PRINCIPAL AMOUNT]                                            November 15, 2000

                  FOR VALUE RECEIVED, the undersigned ENERGAS RESOURCES INC. ("Energas") promises to pay to [NAME OF PAYEE] ("Payee") at [ADDRESS], or at such other place as Payee may direct in writing, the aggregate principal sum of [PRINCIPAL AMOUNT]Dollars ($[PRINCIPAL AMOUNT), subject to being reduced as set forth in Paragraph 6 of that certain Stock Purchase Agreement, dated August 26, 2000 between Energas and Payee and others, as amended by Amendment to Stock Purchase Agreement, dated September 23, 2000 between the same parties, as amended by Second Amendment to Stock Purchase Agreement, dated October 30, 2000 between the same parties, and as amended by Third Amendment to Stock Purchase Agreement, dated November 8, 2000 between the same parties, herein collectively referred to as "the Agreement", together with interest from the date hereof on the unpaid principal amount all as set forth below.

         1. DUE DATE. The principal of this note and all unpaid interest shall be paid by Energas to Payee on or before November 15, 2001, but the consequences of Energas' failure to pay this note when due are set forth in Paragraph 9(b) of the Agreement.

         2. INTEREST. Payee shall be paid interest on the unpaid principal at the rate of 10% per annum, payable monthly, with the first monthly payment in the amount of $3,237.95 being due December 15, 2000, and equal monthly interest payments shall be made on or before the 15th day of each calendar month thereafter with the final installment of interest being due and payable with the payment of all principal on or before November 15, 2001.

         3. SOURCE OF INTEREST PAYMENTS. The monthly payments of interest as required in Paragraph 2 above shall be paid out of the net income of First Natural Gas, Inc. ("the Company") as such net income of the Company is calculated at the end of each calendar month. That is, prior to the interest payment due date on the 15th day of a calendar month, the Company shall determine the Company's net income for the previous calendar month and out of said net income make the monthly interest payment to Payee. The Company signs this Convertible Promissory Note to evidence its promise to make the monthly interest payments out of its net income, as required herein. The Company's net income shall be calculated according to reasonable and ordinary accounting principles as applied by natural gas utility companies. The Company, on behalf of Payee, shall furnish Energas a written accounting each month showing the manner in which the month's net income was calculated and the manner in which said net income was applied to the interest due on the note.

         4. CONVERSION OF NOTE TO ENERGAS STOCK. At any time after the expiration of 45 days from the issuance of this note up to its due date, Payee shall have the option to convert this note as follows: (a) All principal then due on this note may be converted into shares of Energas at an agreed value of U.S. $2.00 per share and (b) all interest then due on the note may be converted into shares of Energas at the greater of either U.S. $2.00 per share or the then per share value of Energas in the open market (calculated in accordance with the policies of the Canadian Venture Exchange) all as more fully explained in Paragraph 2(a) of the Agreement. The amount of the principal and interest payable under this note and, thus, the number of shares of Energas stock to which the note may be

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converted is subject to being reduced as set forth in Paragraph 6 of the
Agreement. Provided, however, neither the principal nor interest due on this note may be converted into shares of Energas until such time as the Oklahoma Corporation Commission has issued written approval to the Agreement.

         5. TYPE OF FUNDS. All payments of principal and interest are to be made in lawful money of the United States of America.

         6. GOVERNING LAW. This note has been delivered to and accepted by Payee in the State of Oklahoma, is to be performed in the State of Oklahoma, and shall be deemed a contract made under and governed by the laws of the State of Oklahoma, without regard to conflicts of law principles.

            THE SECURITIES REPRESENTED BY THIS NOTE AND ANY SECURITIES ACQUIRED UPON THE CONVERSION OF THIS NOTE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AUGUST 27, 2001, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE REGULATIONS THEREUNDER.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CERTIFICATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

            IN WITNESS WHEREOF, Energas has made, executed and delivered this note effective as of the day first above written.


                                               ENERGAS RESOURCES INC.

                                      By:
                                         --------------------------------------
                                               George G. Shaw, President
                                               The Oil Center
                                               2601 N.W. Expressway
                                               Suite 1100-W
                                               Oklahoma City, OK 73112

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